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                                                                    EXHIBIT 4.13



                        CASH AMERICA INTERNATIONAL, INC.

                           NONQUALIFIED SAVINGS PLAN

                        CASH AMERICA INTERNATIONAL, INC.

                           NONQUALIFIED SAVINGS PLAN

         Effective as of the 1st day of July, 1996, Cash America International, Inc. (the "Controlling Company") hereby establishes the Cash America International, Inc. Nonqualified Savings Plan (the "Plan").

                             BACKGROUND AND PURPOSE

         A. GOAL. The Controlling Company desires to provide its designated key management employees (and those of its affiliated companies that participate in the Plan) with an opportunity (i) to defer the receipt and income taxation of a portion of such employees' annual compensation and (ii) to receive, on a deferred basis, matching contributions made with respect to at least a portion of such employees' own deferrals.

         B. COORDINATION WITH 401(K) PLAN. The Plan is intended to be used solely for the purpose of allowing eligible employees to maximize the retirement benefits they otherwise would be able to attain under the Controlling Company's 401(k) plan, but for the limits on contributions and benefits applicable to such plan under the Internal Revenue Code of 1986, as amended (the "Code"); including, without limitation, the maximum limits on compensation, employee deferrals and allocations (under Code Sections 401(a)(17), 402(g) and 415, respectively); and the discrimination testing limits (under Code Sections 401(k) and 401(m)). To this end, the Plan also provides for the spillover from the Plan to the 401(k) plan of such employee deferral and matching contribution amounts as may be permissible without violating any of such Code limits.

         C. PURPOSE. The purpose of the Plan document is to set forth the terms and conditions pursuant to which these deferrals may be made and to describe the nature and extent of the employees' rights to their deferred amounts.

         D. TYPE OF PLAN. The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.

                             STATEMENT OF AGREEMENT

         To establish the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:

                        CASH AMERICA INTERNATIONAL, INC.
                           NONQUALIFIED SAVINGS PLAN

                               TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE I          DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1       Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2       ACP Tests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.3       ADP Test   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.4       Administrative Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.5       Annual Bonus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.6       Annual Bonus Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.7       Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.8       Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.9       Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.10      Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.11      Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.12      Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.13      Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.14      Controlled Group   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.15      Controlling Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.16      Deferral Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.17      Deferral Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.18      Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.19      Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.20      ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.21      Financial Hardship   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.22      Investment Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.23      Investment Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.24      Matching Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.25      Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.26      Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.27      Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.28      Savings Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.29      Section 401(a)(17) Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.30      Section 402(g) Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.31      Spillover Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.32      Spillover Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.33      Surviving Spouse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.34      Trust or Trust Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5





                                       i
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
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
         1.35      Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.36      Trust Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.37      Valuation Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE II         ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.1       Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   (a)    Annual Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   (b)    Interim Plan Year Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.2       Procedure for Admission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.3       Cessation of Eligibility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III        PARTICIPANTS' ACCOUNTS; DEFERRALS AND CREDITING  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.1       Participants' Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   (a)    Establishment of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   (b)    Nature of Contributions and Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.2       Deferral Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   (a)    Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   (b)    Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   (c)    Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   (d)    Revocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   (e)    Annual Bonus Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   (f)    Crediting of Deferred Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.3       Matching Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.4       Spillover Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   (a)    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   (b)    Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   (c)    Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   (d)    Timing and Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   (e)    Debiting of Spillover Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.5       Debiting of Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.6       Crediting of Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   (a)    Rate of Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   (b)    Amount Invested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   (c)    Determination of Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.7       Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   (a)    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   (b)    Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.8       Notice to Participants of Account Balances   . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.9       Good Faith Valuation Binding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.10      Errors and Omissions in Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13





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
ARTICLE IV         INVESTMENT FUNDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.1       Selection by Administrative Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.2       Participant Direction of Deemed Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   (a)    Nature of Participant Direction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   (b)    Investment of Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   (c)    Investment of Existing Account Balances . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   (d)    Administrative Committee Discretion . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE V          PAYMENT OF ACCOUNT BALANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.1       Benefit Payments Upon Termination of Service for Reasons Other
                   Than Death   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   (a)    General Rule Concerning Benefit Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   (b)    Timing of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.2       Form of Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   (a)    Single-Sum Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   (b)    Annual Installments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   (c)    Multiple Forms of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.3       Death Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.4       Hardship Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.5       Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   (a)    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   (b)    No Designation or Designee Dead or Missing  . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.6       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VI         CLAIMS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.1       Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   (a)    Initial Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   (b)    Appeal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                   (c)    Satisfaction of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VII        SOURCE OF FUNDS; TRUST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.1       Source of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.2       Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VIII       ADMINISTRATIVE COMMITTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.1       Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.2       Rights and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.3       Compensation, Indemnity and Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23





                                      iii
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
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
ARTICLE IX         AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.1       Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         9.2       Termination of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE X          MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.1      Taxation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.2      No Employment Contract   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.3      Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.4      Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.5      Assignment of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.6      Legally Incompetent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.7      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                   ARTICLE I
                                  DEFINITIONS

         For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.

         1.1 ACCOUNT shall mean, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.

         1.2 ACP TESTS shall mean, collectively, the actual contribution percentage test and multiple use test under Code Section 401(m) as applicable to the Savings Plan.

         1.3 ADP TEST shall mean the average deferral percentage test under Code Section 401(k) as applicable to the Savings Plan.

         1.4 ADMINISTRATIVE COMMITTEE shall mean the administrative committee of the Savings Plan, or such other committee as shall be appointed by the Board, which shall act on behalf of the Controlling Company to administer the Plan, all as provided in Article VIII.

         1.5 ANNUAL BONUS shall mean that portion of an Eligible Employee's Compensation designated by the Administrative Committee as an annual bonus payable with respect to services performed during a Plan Year.

         1.6 ANNUAL BONUS ELECTION shall mean a written election form on which a Participant may elect to defer under the Plan all or a portion of his Annual Bonus.

         1.7 BENEFICIARY shall mean, with respect to a Participant, the person(s) designated in accordance with Section 5.5 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

         1.8     BOARD shall mean the Board of Directors of the Controlling
Company.

         1.9 BUSINESS DAY shall mean each day on which the Trustee operates, and is open to the public, for its business.

         1.10 CHANGE IN CONTROL shall mean, with respect to the Controlling Company or any member of its Controlled Group, one of the following:

                 (a) The acquisition by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), together with affiliates and associates of such person, whether by purchase, tender offer, exchange, reclassification, recapitalization, merger or otherwise, of a sufficient number of shares of the voting securities of the Controlling Company

(or such other Controlled Group member) to first provide such person with 50 percent or more of the combined voting power of the Controlling Company's (or such other Controlled Group member's) then outstanding voting securities, which purchase is not approved by the Board (or the board of directors or other managing body of such other Controlled Group member); or

                 (b) The cessation, for any reason during any period of 24 consecutive months, of individuals who at the beginning of such period constitute the Board (or the board of directors or other managing body of such other Controlled Group member), to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the continuing directors then in office; or

                 (c) The sale by the Controlling Company (or such other Controlled Group member), in one transaction or a series of related transactions, whether in liquidation, dissolution or otherwise, of assets or earning power aggregating more than 50 percent of the assets or earning power of the Controlling Company (or such other Controlled Group member) and its subsidiaries (taken as a whole) to any other entity or entities.

         1.11 CODE shall mean the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

         1.12 COMPANY shall mean the Controlling Company and any members of its Controlled Group that adopt the Plan as participating companies therein. A list of such members that are participating in the Plan shall be set forth on Exhibit A hereto.

         1.13 COMPENSATION shall mean, for a Participant for any Plan Year, the total of such Participant's compensation that is used under the Savings Plan, for purposes of determining the amount of his before-tax and matching contributions thereunder, for such Plan Year; provided, for purposes of calculating a Participant's Compensation for purposes of the Plan, the Section 401(a)(17) Limitation shall be disregarded.

         1.14 CONTROLLED GROUP shall mean all of the companies that are either (i) members of the same controlled group of corporations (within the meaning of Code Section 414(b)) or (ii) under common control (within the meaning of Code Section 414(c)), with the Controlling Company.

         1.15 CONTROLLING COMPANY shall mean Cash America International, Inc., a corporation with its principal place of business in Fort Worth, Texas.

         1.16 DEFERRAL CONTRIBUTIONS shall mean, for each Plan Year, that portion of a Participant's Compensation (inclusive of Annual Bonus deferrals) deferred under the Plan pursuant to Section 3.2.

         1.17 DEFERRAL ELECTION shall mean a written election form on which a Participant may elect to defer under the Plan a portion of his Compensation (other than his Annual Bonus).

         1.18 EFFECTIVE DATE shall mean July 1, 1996, the date that the Plan initially shall be effective.

         1.19    ELIGIBLE EMPLOYEE shall mean, for a Plan Year, an individual:

                 (a) Who is a member of a select group of highly compensated or key management employees; and

                 (b) Who is designated by the Administrative Committee, from time to time and in its sole discretion, as eligible to participate in the Plan.

         1.20 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.21 FINANCIAL HARDSHIP shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of the Participant's dependent [as defined in Code Section 152(a)], loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined by the Administrative Committee on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Administrative Committee; provided, the Participant will be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved:

                 (a) Through reimbursement or compensation by insurance or otherwise;

                 (b) By liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or

                 (c)      By cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

         1.22 INVESTMENT ELECTION shall mean an election, made in such form as the Administrative Committee may direct, pursuant to which a Participant may elect the Investment Funds in which the amounts credited to his Account shall be deemed to be invested.

         1.23 INVESTMENT FUNDS shall mean the investment funds selected from time to time by the Administrative Committee for purposes of determining the rate of return on amounts deemed invested pursuant to Participants' elections.

         1.24 MATCHING CONTRIBUTIONS shall mean, for each Plan Year, the amount credited to a Participant's Account pursuant to Section 3.3.

         1.25 PARTICIPANT shall mean any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.

         1.26 PLAN shall mean the Cash America International, Inc. Nonqualified Savings Plan, as contained herein and all amendments hereto. For tax purposes and purposes of Title I of ERISA, the Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated employees who are within a select group of key management or highly compensated employees.

         1.27 PLAN YEAR shall mean the 12-consecutive-month period ending on December 31 of each year.

         1.28 SAVINGS PLAN shall mean the Cash America International, Inc. 401(k) Savings Plan.

         1.29 SECTION 401(A)(17) LIMITATION shall mean the limitation imposed under Code Section 401(a)(17) that establishes, subject to cost-of-living adjustments, the maximum amount of compensation that can be taken into account for any year under the Savings Plan.

         1.30 SECTION 402(G) LIMITATION shall mean the limitation imposed under Code Section 402(g) that establishes, subject to cost-of-living adjustments, the maximum amount of elective deferrals that any Participant may contribute for any year to the Savings Plan.

         1.31 SPILLOVER CONTRIBUTIONS shall mean, with respect to each Participant, an amount equal to the lesser of (i) the amount determined by the Administrative Committee of the Savings Plan as the maximum amount of Deferral Contributions and Matching Contributions made on behalf of a Participant for a Plan Year which otherwise could have been contributed to the Savings Plan for such Plan Year without the Savings Plan failing the ADP Test and/or the ACP Tests and consistent with the Section 402(g) Limitation, or (ii) the total amount of Deferral Contributions and Matching Contributions that is made on behalf of such Participant for the Plan Year and that has not been distributed to the Participant or his Beneficiary on or before December 31 of such Plan Year. Spillover Contributions shall not include earnings and/or losses credited to a Participant's Account under the Plan. In addition, Spillover Contributions shall include only that portion of a Participant's Annual Bonus (and Matching Contributions attributable to such portion of his Annual Bonus) which is deferred pursuant to an Annual Bonus Election and which would have been contributed to the Plan if the same deferral percentage that the Participant elected under his Deferral Election in effect for the Plan Year had been applied to his Annual Bonus (for example, if a Participant has made a Deferral Election to defer 5 percent of his Compensation for a Plan Year, the maximum percentage of his Annual Bonus that may be included in his Spillover Contribution will be 5 percent).

         1.32 SPILLOVER ELECTION shall mean a written election form on which a Participant elects to transfer Spillover Contributions to the Savings Plan.

         1.33 SURVIVING SPOUSE shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant's Surviving Spouse shall be made as of the date of such Participant's death.

         1.34 TRUST OR TRUST AGREEMENT shall mean the separate agreement or agreements between the Controlling Company and the Trustee governing the creation of the Trust Fund, and all amendments thereto.

         1.35 TRUSTEE shall mean the party or parties so designated from time to time pursuant to the terms of the Trust Agreement.

         1.36 TRUST FUND shall mean the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

         1.37 VALUATION DATE shall mean each Business Day; provided, the value of an Account on a day other than a Valuation Date shall be the value determined as of the immediately preceding Valuation Date.

                                   ARTICLE II
                         ELIGIBILITY AND PARTICIPATION


         2.1     ELIGIBILITY.

                 (a) ANNUAL PARTICIPATION. Each individual who is both an Eligible Employee and eligible to participate in the Savings Plan as of the first day of a Plan Year (whether or not he elects to make before-tax contributions to that plan) shall be eligible to participate in the Plan for the entire Plan Year. Such individual's participation shall become effective as of the first day of such Plan Year (assuming he satisfies the procedures for admission described below).

                 (b)      INTERIM PLAN YEAR PARTICIPATION.

                          (i)     Each individual who is an Eligible Employee
and who becomes eligible to participate in the Savings Plan during a Plan Year (whether or not he elects to make before-tax contributions to that plan) shall be eligible to participate in the Plan for a portion of such Plan Year. Such individual's participation shall become effective as of the first day of the calendar month coinciding with or next following the date he becomes eligible to participate in the Savings Plan (assuming he satisfies the procedures for admission described below).

                          (ii)    Each individual who is an Eligible Employee,
but who is not yet eligible to participate in the Savings Plan, in the sole discretion of the Administrative Committee (which may make such a determination on an individual-by-individual basis), may be eligible to participate in the Plan for a portion of any Plan Year before he otherwise becomes eligible to participate pursuant to subsection (a) or (b)(i) hereof; provided, he shall be eligible to make a Spillover Contribution only for the period described in
Section 3.4(b)(i). Such individual's participation shall become effective as of the date specified by the Administrative Committee (assuming he satisfies the procedures for admission described below).

         2.2     PROCEDURE FOR ADMISSION.

                 Each Eligible Employee shall become a Participant by completing such forms and providing such data in a timely manner, as are required by the Administrative Committee as a precondition of participation in the Plan. Such forms and data may include, without limitation, a Deferral Election, a Spillover Election, the Eligible Employee's acceptance of the terms and conditions of the Plan, and the designation of a Beneficiary to receive any death benefits payable hereunder.

         2.3     CESSATION OF ELIGIBILITY.

                 The Administrative Committee may remove an employee from active participation in the Plan if, as of any day during a Plan Year, he ceases to satisfy the criteria which qualified him as an Eligible Employee, in which case his deferrals under the Plan shall cease. Even if his active participation in the Plan ends, an employee shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his vested Account (if any) is spilled over and/or distributed from the Plan, or (ii) the date he again becomes an Eligible Employee and recommences participation in the Plan. During the period of time that an employee is an inactive Participant in the Plan, his vested Account shall continue to be credited with earnings as provided for in
Section 3.6.

                                  ARTICLE III

                PARTICIPANTS' ACCOUNTS; DEFERRALS AND CREDITING

         3.1     PARTICIPANTS' ACCOUNTS.

                 (a) ESTABLISHMENT OF ACCOUNTS. The Administrative Committee shall establish and maintain, on behalf of each Participant, an Account. Each Account shall be credited with (i) Deferral Contributions, (ii) Matching Contributions, and (iii) earnings attributable to such Account, and shall be debited by the amount of Spillover Contributions and other distributions. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or his Beneficiary.

                 (b) NATURE OF CONTRIBUTIONS AND ACCOUNTS. Deferral Contributions, Matching Contributions and earnings credited to a Participant's Account shall be represented solely by bookkeeping entries and, except as provided in Article VII, no moneys or other assets shall actually be set aside for such Participant. All payments to a Participant under the Plan shall be made from the general assets of the Company. The Administrative Committee or the Board shall allocate the total liability to pay benefits under the Plan among the Controlling Company and the members of its Controlled Group comprising the Company in such manner and amount as the Administrative Committee or the Board (as applicable) in its sole discretion deems appropriate. Any assets which may be acquired by the Company in anticipation of its obligations under the Plan shall be part of the general assets of the Company. The Company's obligation to pay benefits under the Plan constitutes a mere promise of the Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of the Company.

         3.2     DEFERRAL CONTRIBUTIONS.

                 Each Eligible Employee who is or becomes eligible to participate in the Plan for all or any portion of a Plan Year may irrevocably elect to have Deferral Contributions made on his behalf for such Plan Year by completing and delivering to the Company (or its designee) a Deferral Election and/or Annual Bonus Election setting forth the terms of his election. Subject to the terms and conditions set forth below, a Deferral Election may provide for the reduction of an Eligible Employee's Compensation (exclusive of Annual Bonus amounts) payable in each regular paycheck earned during the Plan Year for which the Deferral Election is in effect, and an Annual Bonus Election shall provide for the reduction of an Eligible Employee's Annual Bonus payable during the Plan Year for which the Annual Bonus Election is in effect. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such elections:

                 (a)      EFFECTIVE DATE.

                          (i)     INITIAL DEFERRAL ELECTION.  A Participant's
initial Deferral Election with respect to his Compensation for any Plan Year shall be effective for the first regular paycheck earned after the date the Deferral Election becomes effective. To be effective, a Participant's initial Deferral Election must be made within the time period prescribed by the Administrative Committee (generally, before the first day of the Plan Year for which Deferral Contributions will be made, or, if later, before the date on which his participation becomes effective pursuant to Plan Section 2.1(b)). If an Eligible Employee fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected not to participate in the Plan for that Plan Year.

                          (ii)    SUBSEQUENT DEFERRAL ELECTION.  A
Participant's subsequent Deferral Election with respect to his Compensation for any Plan Year must be made on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Compensation to be deferred is earned.

                          (iii)   EVERGREEN ELECTION. A Participant's Deferral
Election shall remain in effect from year to year in accordance with its original terms until the Participant either makes a subsequent Deferral Election (as provided in subsection (a)(ii) hereof), or revokes his Deferral Election (as provided in subsection (d) hereof).

                 (b) TERM. Each Participant's Deferral Election shall remain in effect for all such Compensation earned during a Plan Year until the earlier of (i) the date the Participant ceases to be an active Participant for such Plan Year, or (ii) the date the Participant makes a subsequent Deferral Election or revokes such Deferral Election. If a Participant is transferred from the employment of one Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of those events set forth in the preceding sentence.

                 (c) AMOUNT. A Participant may elect to defer his Compensation payable in each regular paycheck in 1 percent increments, up to a maximum of 15 percent (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from time-to-time).

                 (d) REVOCATION. A Participant may revoke his Deferral Election by delivering a written notice of revocation to the Administrative Committee, and such revocation shall be effective as soon as practicable after the date on which it is received by the Administrative Committee. A Participant who revokes a Deferral Election may enter into a new Deferral Election with respect to his Compensation for any subsequent Plan Year by making such Deferral Election on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Compensation to be deferred is earned.

                 (e) ANNUAL BONUS ELECTION. To the extent permitted by the Administrative Committee, a Participant may complete and deliver to the Company (or its designee) an Annual Bonus Election with respect to an Annual Bonus payable for a Plan Year. The terms of such Annual Bonus Election shall be determined by reference to the foregoing provisions of this Section 3.2; provided, the following modifications shall apply:

                          (i) A Participant's Annual Bonus Election shall be effective for the Annual Bonus payable after the date the Annual Bonus Election is delivered to the Company. The Participant shall deliver the Annual Bonus Election to the Company on or before the last day of the Plan Year immediately preceding the Plan Year during which the Annual Bonus is payable.

                          (ii) Such Annual Bonus Election shall remain in effect from year to year in accordance with its original terms until the Participant either makes a subsequent Annual Bonus Election, or revokes his Annual Bonus Election (as provided in subsection (d) hereof).

                          (iii) If a Participant does not make an Annual Bonus Election for a Plan Year, no part of his Annual Bonus shall be deferred under the Plan.

                          (iv) The Participant may elect to reduce his Annual Bonus up to 100 percent.

                          (v) Such Annual Bonus Election shall terminate at the earlier of (A) the time immediately after the Annual Bonus to which it relates becomes payable or (B) the date the Participant ceases to be an Active Participant.

                 (f) CREDITING OF DEFERRED COMPENSATION. For each Plan Year that a Participant has a Deferral Election in effect, the Administrative Committee shall credit the amount of such Participant's Deferral Contributions to his Account on, or as soon as practicable after, the Valuation Date on which such amount would have been paid to him but for his Deferral Election.

         3.3     MATCHING CONTRIBUTIONS.

                 As of the end of each payroll period (or such other date or time as the Administrative Committee, in its sole discretion, determines from time-to-time), the Administrative Committee shall credit to each Participant's Account for such payroll period a Matching Contribution equal to 50 percent of the Participant's Compensation elected to be deferred under the Plan for such payroll period, up to 5 percent of such Participant's Compensation; provided, the total amount of Matching Contributions credited to such Participant's Account for any payroll period shall not exceed 2.5 percent of such Participant's Compensation for such payroll period.

                 3.4      SPILLOVER CONTRIBUTIONS.

                 (a) GENERAL. If an Eligible Employee is a participant in the Savings Plan at the time he makes a Deferral Election for a Plan Year, or if he will become a participant in the Savings Plan during such Plan Year, he may irrevocably elect to have Spillover Contributions transferred from the Plan to the Savings Plan by completing and delivering to the Company (or its designee) an irrevocable Spillover Election; provided, if an Eligible Employee does not complete and deliver a Spillover Election to the Company, Spillover Contributions will be paid directly to the Eligible Employee in cash.

                 (b)      EFFECTIVE DATE.

                          (i)     INITIAL SPILLOVER ELECTION.  A Participant's
initial Spillover Election shall be effective with respect to Deferral Contributions and Matching Contributions made only after the Participant has become eligible to participate in the Savings Plan. To be effective, a Participant's initial Spillover Election must be made at the same time as his Deferral Election.

                          (ii)    SUBSEQUENT SPILLOVER ELECTIONS. A
Participant's subsequent Spillover Election must be made on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate in the Plan and in which the Compensation to be deferred is earned; such Spillover Election must be made at the same time as his Deferral Election for such Plan Year.

                          (iii)   EVERGREEN ELECTION.  For so long as a
Participant's Deferral Election remains in effect then, unless the Participant makes a subsequent Spillover Election as provided in subsection (b)(ii) hereof, his Spillover Election shall also remain in effect from year to year.

                 (c) TERM. Each Participant's Spillover Election shall remain in effect for all Deferral Contributions and Matching Contributions until such amounts are either transferred to the Savings Plan or distributed from the Plan. If a Participant is transferred from the employment of a Participating Company to the employment of another Participating Company, his Spillover Election with the first Participating Company will remain in effect and will apply to his Spillover Contributions from the second Participating Company.

                 (d) TIMING AND AMOUNT. The Administrative Committee shall determine the amount of Spillover Contributions based upon preliminary ADP and ACP Tests under the Savings Plan as soon as practicable following the end of a Plan Year, but not later than January 31st of the next succeeding Plan Year. Spillover Contributions will be transferred to the Savings Plan or paid in cash to each Participant, as appropriate, not later than March 15th of the Plan Year following the Plan Year for which such contributions were made.

                 (e) DEBITING OF SPILLOVER CONTRIBUTIONS. For each Plan Year that a Participant has a Spillover Election in effect, the Administrative Committee shall debit the amount of such Participant's Spillover Contribution from his Account as of the Valuation Date as of which such amount was either paid to him or transferred to the Savings Plan.

         3.5     DEBITING OF DISTRIBUTIONS.

                 As of each Valuation Date, the Administrative Committee shall debit each Participant's Account for any amount distributed (including Spillover Contributions as specified in Section 3.4(e)) from such Account since the immediately preceding Valuation Date.

         3.6 CREDITING OF EARNINGS. As of each Valuation Date, the Administrative Committee shall credit to each Participant's Account the amount of earnings and/or losses applicable thereto for the period since the immediately preceding Valuation Date. Such crediting of earnings and/or losses shall be effected as of each Valuation Date, as follows:

                 (a) RATE OF RETURN. The Administrative Committee shall first determine a rate of return for the period since the immediately preceding Valuation Date for each of the Investment Funds;

                 (b) AMOUNT INVESTED. The Administrative Committee next shall determine the amount of (i) each Participant's Account that was deemed invested in each Investment Fund as of the immediately preceding Valuation Date; minus (ii) the amount of any distributions debited from the amount determined in clause (i) since the immediately preceding Valuation Date; and

                 (c) DETERMINATION OF AMOUNT. The Administrative Committee shall then apply the rate of return for each Investment Fund for such Valuation Date (as determined in subsection (a) hereof) to the Participant's amount deemed invested in such Investment Fund for such Valuation Date (as determined in subsection (b) hereof), and the total amount of earnings and/or losses resulting therefrom shall be credited to such Participant's Account as of the applicable Valuation Date.

         3.7     VESTING.

                 (a) GENERAL. A Participant shall at all times be fully vested in his Deferral Contributions, and the earnings credited to his Account with respect to such Deferral Contributions. The Matching Contributions credited to a Participant's Account and the earnings credited with respect thereto shall vest in accordance with the vesting schedule, and at the same vesting percentage, as applies to the Participant's matching account under the Savings Plan.

                 (b) CHANGE IN CONTROL. If a Change in Control occurs with respect to the Controlling Company or a member of the Controlled Group that is the Participant's employer, the Participant shall be immediately 100 percent vested in the Matching Contributions credited to his

Account as of the date of such Change in Control. Matching Contributions credited to a Participant's account after the date of a Change in Control shall continue to vest in accordance with the vesting schedule, and at the same vesting percentage, as applies to the Participant's matching account under the Savings Plan.

         3.8     NOTICE TO PARTICIPANTS OF ACCOUNT BALANCES.

                 At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant's Account balance to be distributed to the Participant.

         3.9     GOOD FAITH VALUATION BINDING.

                 In determining the value of the Accounts, the Administrative Committee shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

         3.10    ERRORS AND OMISSIONS IN ACCOUNTS.

                 If an error or omission is discovered in the Account of a Participant or in the amount of a Participant's deferrals, the Administrative Committee, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

                                   ARTICLE IV
                                INVESTMENT FUNDS


         4.1     SELECTION BY ADMINISTRATIVE COMMITTEE.

                 From time to time, the Administrative Committee shall select two or more Investment Funds for purposes of determining the rate of return on amounts deemed invested in accordance with the terms of the Plan. The Administrative Committee may change, add or remove Investment Funds on a prospective basis at anytime(s) and in any manner it deems appropriate.

         4.2     PARTICIPANT DIRECTION OF DEEMED INVESTMENTS.

                 Each Participant generally may direct the manner in which his Account shall be deemed invested in and among the Investment Funds; provided, such investment directions shall be made in accordance with the following terms:

                 (a) NATURE OF PARTICIPANT DIRECTION. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his Account, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation Plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.

                 (b) INVESTMENT OF CONTRIBUTIONS. Each Participant may make an Investment Election prescribing the percentage of the future contributions that will be deemed invested in each Investment Fund. An initial Investment Election of a Participant shall be made as of the date the Participant commences participation in the Plan and shall apply to all contributions credited to such Participant's Account after such date. Such Participant may make subsequent Investment Elections as of any Business Day, and each such election shall apply to all such specified contributions credited to such Participant's Account after the Administrative Committee (or its designee) has a reasonable opportunity to process such election. Any Investment Election made pursuant to this subsection with respect to future contributions shall remain effective until changed by the Participant.

                 (c) INVESTMENT OF EXISTING ACCOUNT BALANCES. Each Participant may make an Investment Election prescribing the percentage of his existing Account balance that will be deemed invested in each Investment Fund. Such Participant may make such Investment Elections as of any Business Day, and each such election shall be effective after the Administrative Committee (or its designee) has a reasonable opportunity to process such election. Each such election shall remain in effect until changed by such Participant.

                 (d) ADMINISTRATIVE COMMITTEE DISCRETION. The Administrative Committee shall have complete discretion to adopt and revise procedures to be followed in making such Investment Elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the deadline for making elections and the effective date of such elections. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

                                   ARTICLE V

                          PAYMENT OF ACCOUNT BALANCES

         5.1 BENEFIT PAYMENTS UPON TERMINATION OF SERVICE FOR REASONS OTHER THAN DEATH.

                 (a) GENERAL RULE CONCERNING BENEFIT PAYMENTS. In accordance with the terms of subsection (b) hereof, if a Participant terminates his employment with the Company and all other members of the Controlled Group for any reason other than death, he (or his Beneficiary, if he dies after such termination of employment but before distribution of his Account) shall be entitled to receive or begin receiving a distribution of the total of: (i) the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Deferral Contributions and Matching Contributions made since such Valuation Date; and minus (iii) any Spillover Contributions made with respect to the immediately preceding Plan Year for which the Participant had made a Spillover Election but which has not yet been spilled over to the Savings Plan. For purposes of this subsection, the "Valuation Date on which such distribution is processed" refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure.

                 (b)      TIMING OF DISTRIBUTION.

                          (i) Except as provided in subsection (b)(ii) hereof, the vested benefit payable to a Participant under this Section shall be distributed as soon as administratively feasible after the date the Participant terminates his employment with the Company and all other members of the Controlled Group for any reason other than death.

                          (ii) A Participant may elect, at the time he makes his initial Deferral Election, to have his benefit payable under this Section paid (or commenced) on any date (whether before or after the date his employment terminates, but not earlier than 1 year after the end of the Plan Year for which the Deferral Election applies) specified in such Deferral Election. A Participant may elect a different benefit commencement date with respect to the Deferral Election for each Plan Year; provided, unless determined otherwise by the Administrative Committee, a Participant may elect no more than 3 different benefit commencement dates with respect to all his benefits payable under the Plan. The Administrative Committee shall pay (or commence the payment of) the Participant's benefit as soon as administratively feasible after the time specified in such Deferral Election; provided, the Participant may make a one-time election in writing, at least 1 year before any of his initial scheduled benefit commencement dates (as selected in accordance with the preceding sentence or subsection (b)(i) hereof), to delay the payment (or commencement) of his total benefit payable on such date to a later date, and such total benefit shall be paid (or commenced) as soon as administratively feasible after such delayed date.

         5.2     FORM OF DISTRIBUTION.

                 (a)      SINGLE-SUM PAYMENT.  Except as provided in subsection
(b) hereof, the benefit payable to a Participant under Section 5.1 shall be distributed in the form of a single-sum payment.

                 (b) ANNUAL INSTALLMENTS. A Participant may elect, at the time he makes his initial Deferral Election, to have his benefit payable under
Section 5.1 paid in the form of annual installment payments. If a Participant does not elect the installment form of distribution in his initial Deferral Election, his benefit shall be paid in the form of a single-sum payment unless, at least 1 year before his initial scheduled benefit commencement date (as selected in accordance with Section 5.1), the Participant makes a one-time election in writing to receive such benefit in the form of installment payments (in accordance with the terms of this subsection). The following terms and conditions shall apply to installment payments made under the Plan:

                          (i) The installment payments shall be made in substantially equal annual installments (adjusted for investment income between payments in the manner described in Section 3.6); provided, in no event shall such payments be made over a period in excess of 10 years. The initial value of the obligation for the installment payments shall be equal to the amount of the Participant's Account balance calculated in accordance with the terms of Section 5.1(a).

                          (ii) If a Participant dies after payment of his benefit from the Plan has begun, but before his entire benefit has been distributed, the remaining amount of his Account balance shall be distributed to the Participant's designated Beneficiary in the form of a single-sum payment.

                 (c) MULTIPLE FORMS OF DISTRIBUTION. To the extent a Participant elects multiple benefit commencement dates in accordance with
Section 5.1(b)(ii), such Participant may elect, with respect to the total benefit corresponding to each benefit commencement date, to receive such total benefit in the form of either a single-sum payment or annual installments as set forth above.

         5.3     DEATH BENEFITS.

                 If a Participant dies before payment of his benefit from the Plan is made or commenced, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant's Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Deferral and Matching Contributions made since such Valuation Date; and minus (iii) any Spillover Contributions made with respect to the immediately preceding Plan Year for which the Participant had made a Spillover Election but which has not yet been spilled over to the Savings Plan. For purposes of this Section, the "Valuation Date on which such distribution is processed" refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure. The benefit shall be distributed to such Beneficiary or Beneficiaries, as soon as administratively feasible after the date of the Participant's death, in the form of a single- sum payment.

         5.4     HARDSHIP DISTRIBUTIONS.

                 Upon receipt of an application for an in-service hardship distribution and the Administrative Committee's decision, made in its sole discretion, that a Participant has suffered a Financial Hardship, the Administrative Committee shall cause the Company to pay an in-service distribution to such Participant. Such distribution shall be paid in a single-sum payment as soon as administratively feasible after the Administrative Committee determines that the Participant has incurred a Financial Hardship. The amount of such single-sum payment shall be limited to the amount reasonably necessary to meet the Participant's requirements resulting from the Financial Hardship. The amount of such distribution shall reduce the Participant's Account balance as provided in Section 3.5.

         5.5     BENEFICIARY DESIGNATION.

                 (a) GENERAL. Participants shall designate and from time to time may redesignate their Beneficiaries in such form and manner as the Administrative Committee may determine.

                 (b) NO DESIGNATION OR DESIGNEE DEAD OR MISSING. In the event that:

                          (1) a Participant dies without designating a Beneficiary;

                          (2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

                          (3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year from the date benefits are to be paid to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's Surviving Spouse, if any, and if not, the estate of the Participant.

         5.6     TAXES.

                 If the whole or any part of any Participant's or Beneficiary's benefit hereunder shall become subject to any estate, inheritance, income or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

                                   ARTICLE VI

                                     CLAIMS

         6.1     CLAIMS.

                 (a) INITIAL CLAIM. Claims for benefits under the Plan may be filed with the Administrative Committee on forms or in such other written documents, as the Administrative Committee may prescribe. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

                 (b) APPEAL. Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Administrative Committee's possession in order to prepare the appeal. The request for review, together with written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a). The Administrative Committee's decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

                 (c) SATISFACTION OF CLAIMS. Any payment to a Participant or Beneficiary shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and the Company, any of whom may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Administrative Committee or the Company. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Administrative Committee or the Company receive a proper receipt and release.

                                  ARTICLE VII

                             SOURCE OF FUNDS; TRUST

         7.1     SOURCE OF FUNDS.

                 Except as provided in this Section and Section 7.2, the Company shall provide the benefits described in the Plan from the general assets of the Company. In any event, the Company ultimately shall have the obligation to pay all benefits due to Participants and Beneficiaries under the Plan. The Company may, but shall not be required to, establish a Trust and may pay over funds from time to time to such Trust (as described in Section 7.2), and, to the extent that funds in such Trust allocable to the benefits payable under the Plan are sufficient, the Trust assets shall be used to pay benefits under the Plan. If such Trust assets are not sufficient to pay all benefits due under the Plan, then the Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to the Company to provide such benefits. The Administrative Committee or the Board shall allocate the total liability to pay benefits under the Plan among the Controlling Company and the members of its Controlled Group comprising the Company in such manner and amount as the Administrative Committee or the Board (as applicable) in its sole discretion deems appropriate.

         7.2     TRUST.

                 The Company may transfer all or any portion of the funds necessary to fund benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement. To the extent provided in the Trust Agreement, each transfer into the Trust Fund shall be irrevocable as long as the Company has any liability or obligations under the Plan to pay benefits, such that the Trust property is in no way subject to use by the Company; provided, it is the intent of the Company that the assets held by the Trust are and shall remain at all times subject to the claims of the general creditors of the Company. No Participant or Beneficiary shall have any interest in the assets held by the Trust or in the general assets of the Company other than as a general, unsecured creditor.
Accordingly, the Company shall not grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.

                                  ARTICLE VIII

                            ADMINISTRATIVE COMMITTEE

         8.1     ACTION.

                 Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Administrative Committee shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.

         8.2     RIGHTS AND DUTIES.

                 The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                 (a)      To construe, interpret and administer the Plan;

                 (b) To make determinations required by the Plan, and to maintain records regarding Participants' and Beneficiaries' benefits hereunder;

                 (c) To compute and certify to the Company the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

                 (d) To authorize all disbursements by the Company pursuant to the Plan;

                 (e) To maintain all the necessary records of the administration of the Plan;

                 (f) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

                 (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

                 (h) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Administrative Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

         8.3     COMPENSATION, INDEMNITY AND LIABILITY.

                 The Administrative Committee and its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Administrative Committee shall be paid by the Company. No member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Company shall indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

                                   ARTICLE IX

                           AMENDMENT AND TERMINATION


         9.1     AMENDMENTS.

                 The Administrative Committee shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time; provided, any amendment that may result in significantly increased expenses under the Plan must be approved by the Board. Any amendment shall be in writing and executed by a duly authorized officer of the Controlling Company. An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan shall remain in effect with respect to existing Account balances without permitting any new contributions; provided, no such action may reduce the amount already credited to a Participant's Account without the affected Participant's written consent. All Participants and Beneficiaries shall be bound by such amendment.

         9.2     TERMINATION OF PLAN.

                 The Controlling Company expects to continue the Plan but reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board in the form of a written Plan amendment executed by a duly authorized officer of the Controlling Company. If the Plan is terminated, each Participant shall become 100 percent vested in his Account which shall be distributed in a single-sum as soon as practicable after the date the Plan is terminated. The amount of any such distribution shall be determined as of the Valuation Date such termination distribution is to be processed. Such termination shall be binding on all Participants and Beneficiaries.

                                   ARTICLE X

                                 MISCELLANEOUS


         10.1    TAXATION.

                 It is the intention of the Company that the benefits payable hereunder shall not be deductible by the Company nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Company, or the Trust, as the case may be, to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Company that they shall be deductible by the Company under Code Section 162.

         10.2    NO EMPLOYMENT CONTRACT.

                 Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between the Company and any Participant to the effect that the Participant will be employed by the Company for any specific period of time.

         10.3    HEADINGS.

                 The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.

         10.4    GENDER AND NUMBER.

                 Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

         10.5    ASSIGNMENT OF BENEFITS.

                 The right of a Participant or his Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

         10.6    LEGALLY INCOMPETENT.

                 The Administrative Committee, in its sole discretion, may direct that payment be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of the Company for the amount of such payment to the person on whose account such payment is made.

         10.7    GOVERNING LAW.

                 The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of California. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer on the ____ day of ____________, 1996.

                                        CASH AMERICA INTERNATIONAL, INC.



                                        By:
                                           --------------------------------
                                           Title:
                                                 --------------------------

                                   EXHIBIT A

                            PARTICIPATING COMPANIES
                              (See Section 1.12)


          COMPANY NAMES                                   EFFECTIVE DATE
          -------------                                   --------------
Cash America International, Inc.                          July 1, 1996
Cash America, Inc. of Kentucky                            July 1, 1996
Cash America, Inc. of North Carolina                      July 1, 1996
Cash America Pawn, Inc. of Ohio                           July 1, 1996
Cash America, Inc. of Oklahoma                            July 1, 1996
Cash America, Inc. of South Carolina                      July 1, 1996
Cash America, Inc. of Tennessee                           July 1, 1996
Cash America, Inc. of Louisiana                           July 1, 1996
Florida Cash America, Inc.                                July 1, 1996
Georgia Cash America, Inc.                                July 1, 1996
Cash America Management, L.P.                             July 1, 1996
Cash America Pawn, L.P.                                   July 1, 1996
Cash America, Inc. of Colorado                            July 1, 1996
Cash America, Inc. of Alabama                             July 1, 1996
Cash America, Inc. of Indiana                             July 1, 1996
Cash America of Missouri, Inc.                            July 1, 1996





                                      A-1